UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  February 22, 2021

MYRIAD GENETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26642	87-0494517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Wakara Way
Salt Lake City, Utah 84108
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (801) 584-3600
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MYGN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

On February 22, 2021, Myriad Genetics, Inc. (the “Company” or “Myriad”) entered into Amendment No. 3 (“Amendment No. 3”), by and among Myriad, as borrower, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), to the senior secured revolving credit facility (the “Amended Facility”), by and among Myriad, as borrower, the lenders from time to time party thereto, and the Administrative Agent. The Amended Facility was entered into on December 23, 2016 and amended on July 31, 2018. On May 1, 2020, the Company entered into Amendment No. 2 (“Amendment No. 2”) to the Amended Facility, which waived the Company’s compliance with certain covenants and modified the interest rate and other terms during a modification period from March 31, 2020 through June 30, 2021 (the “Modification Period”).

Amendment No. 3 modified the Amended Facility as follows:

•extended the Modification Period established pursuant to Amendment No. 2 for an additional year, through June 30, 2022, and revised certain negative covenants in connection with the extension;

•restricted the Company from borrowing under the revolving credit facility if unrestricted cash and cash equivalents exceed $150.0 million, unless such borrowings are in connection with acquisitions;

•reduced the revolving commitments to $300.0 million, with a further reduction to $250.0 million by September 30, 2021;

•provided for further reductions to the revolving commitments, or mandatory prepayments of outstanding revolving loans, in the event of certain asset sales;

•waived compliance with the leverage ratio and the interest coverage ratio covenants through the quarter ended March 31, 2022 and also lowered the minimum liquidity covenant applicable through such quarter;

•removed the minimum EBITDA covenant added pursuant to Amendment No. 2;

•permitted the Company to change its fiscal year end to December 31; and

•permitted the Company to keep the net cash proceeds of material asset sales received above a certain dollar thresholds without corresponding mandatory prepayments or commitment reductions.

The foregoing description of Amendment No. 3 is a summary and is qualified in its entirety by the terms of Amendment No. 3, as reflected in the Amended Facility, as amended, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.02    Results of Operations and Financial Condition.
On February 23, 2021, Myriad announced its financial results for the six month transition period ended December 31, 2020.  The earnings release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the creation of direct financial obligations of the Company is incorporated by reference into this Item 2.03.

ITEM 7.01    Regulation FD Disclosure.
On its earnings conference call for the six month transition period ended December 31, 2020, Myriad will deliver a slide presentation, which is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.  The slide presentation will also be available under the “Investors –Events & Presentations” section of Myriad’s website at www.myriad.com.

FORWARD-LOOKING STATEMENTS
Exhibits 99.1 and 99.2 contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our business, goals, strategy and financial and operational outlook. These “forward-looking statements” are management’s present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by forward-looking statements. These risks include, but are not limited to: uncertainties associated with COVID-19, including its possible effects on our operations and the demand for our products and services; our ability to efficiently and flexibly manage our business amid uncertainties related to COVID-19; the risk that sales and profit margins of our existing molecular diagnostic tests and pharmaceutical and clinical services may decline or will not continue to increase at historical rates; risks related to our ability to transition from our existing product portfolio to our new tests; risks related to changes in governmental or private insurers' reimbursement levels for our tests or our ability to obtain reimbursement for our new tests at comparable levels to our existing tests; risks related to increased competition and the development of new competing tests and services; the risk that we may be unable to develop or achieve commercial success for additional molecular diagnostic tests and pharmaceutical and clinical services in a timely manner, or at all; the risk that we may not successfully develop new markets for our molecular diagnostic tests and pharmaceutical and clinical services, including our ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying our molecular diagnostic tests and pharmaceutical and clinical services tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating our laboratory testing facilities; risks related to public concern over genetic testing in general or our tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to our ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all; risks related to our ability to successfully integrate and derive benefits from any technologies or businesses that we license or acquire; risks related to our projections about the potential market opportunity for our products; the risk that we or our licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying our tests; the risk of patent-infringement claims or challenges to the validity of our patents; risks related to changes in intellectual property laws covering our molecular diagnostic tests and pharmaceutical and clinical services and patents or enforcement in the United States and foreign countries, such as the Supreme Court decisions in Mayo Collab. Servs. v. Prometheus Labs., Inc., 566 U.S. 66 (2012), Ass’n for Molecular Pathology v. Myriad Genetics, Inc., 569 U.S. 576 (2013), and Alice Corp. v. CLS Bank Int’l, 573 U.S. 208 (2014); risks of new, changing and competitive technologies and regulations in the United States and internationally; the risk that we may be unable to comply with financial operating covenants under our credit or lending agreements; the risk that we will be unable to pay, when due, amounts due under our credit or lending agreements; and other factors discussed under the heading “Risk Factors” contained in Item 1A of our most recent Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. All information in the exhibits is as of the date of the exhibits, and Myriad undertakes no duty to update this information unless required by law.

ITEM 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1
Amendment No. 3, dated February 22, 2021, to the Credit Agreement, dated December 23, 2016, among the Company, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, as amended July 31, 2018 and May 1, 2020.

99.1	Earnings release dated February 23, 2021 for the six month transition period ended December 31, 2020.

99.2	Earnings call slide presentation dated February 23, 2021 for the six month transition period ended December 31, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

The exhibit(s) may contain hypertext links to information on our website or other parties’ websites. The information on our website and other parties’ websites is not incorporated by reference into this Current Report on Form 8-K and does not constitute a part of this Form 8-K.
In accordance with General Instruction B-2 of Form 8-K, the information set forth in Item 2.02 and Item 7.01 and in Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD GENETICS, INC.

February 23, 2021	By:	/s/ R. Bryan Riggsbee
R. Bryan Riggsbee
Executive Vice President, Chief Financial Officer